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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

NATIONAL PENN BANCSHARES, INC.                   NPB CAPITAL TRUST

  (Exact Name of Registrant                   Exact Name of Registrant
as Specified in its Charter)                (as Specified in its Charter)

        Pennsylvania                                  Delaware


 (State of Incorporation or                  (State of Incorporation or
      Organization)                               (Organization)


         23-2215075                                (Applied For)

(IRS Employer Identification                (IRS Employer Identification
           Number)                                     (Number)


                        Philadelphia and Reading Avenues
                         Boyertown, Pennsylvania  19512

                    (Address of Principal Executive Offices)


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                         Name of each exchange
        Title of each class               on which each class
        to be registered                  is to be registered

              None.                         Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                _____% Preferred Securities of NPB Capital Trust
                    (and the Guarantee with respect thereto)

                    _____% Junior Subordinated Debentures of
                         National Penn Bancshares, Inc.

                                (Title of Class)
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Item 1.   Description of Registrants' Securities to be Registered

        For a full description of NPB Capital Trust's ____% Preferred Securities (the "Preferred Securities"), National Penn Bancshares, Inc.'s Guarantee (the "Guarantee") and National Penn Bancshares, Inc.'s ____% Junior Subordinated Debentures (the "Debentures") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities", "Description of Junior Subordinated Debentures", and "Description of Guarantee" in the Prospectus that forms part of the Registrants' registration statement (Registration Nos. 333-26585 and 333-26585-01) filed with the Securities and Exchange Commission ("SEC") on May 6, 1997, under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Debentures will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.   Exhibits

        2.1 Trust Agreement of NPB Capital Trust. Incorporated by reference to Exhibit 4.2 to the Registration Statement.

        2.2 Form of Amended and Restated Trust Agreement for NPB Capital Trust. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

        2.3 Form of Guarantee. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

        2.4 Form of Junior Subordinated Indenture. Incorporated by reference to Exhibit 4.1 to the Registration Statement.


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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  May 7, 1997.

NATIONAL PENN BANCSHARES, INC.          NPB CAPITAL TRUST

                                        By NATIONAL PENN BANCSHARES, INC.
                                        as Depositor



By  /s/ Wayne R. Weidner                By  /s/ Wayne R. Weidner
   -------------------------------         ----------------------------------
   Wayne R. Weidner                        Wayne R. Weidner
   Executive Vice President                Executive Vice President